SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ACUSON CORPORATION

                    GABELLI FOUNDATION
                                11/02/00            5,000-           23.0000
                    GAMCO INVESTORS, INC.
                                11/02/00          324,200-           23.0000
                                11/02/00          339,300-           23.0000
                                10/27/00           24,200            22.8125
                                10/27/00           11,400            22.8125
                                10/26/00            2,000-           22.6875
                                10/25/00            3,600            22.6875
                                10/24/00           15,000            22.7500
                    GABELLI ASSOCIATES LTD
                                11/03/00           25,000            22.8750
                                11/02/00          300,000-           23.0000
                                11/02/00           30,000            22.8750
                    GABELLI FUND, LDC
                                11/02/00            2,000-           23.0000
                    GABELLI ASSOCIATES FUND
                                11/03/00           25,000            22.8750
                                11/02/00          330,000-           23.0000
                                11/02/00           30,000            22.8750
          GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                11/02/00          135,400-           23.0000
                                10/26/00           15,400            22.7500
                         GABELLI ABC FUND
                                11/02/00          240,000-           23.0000


       (1) THE DISPOSITIONS OCCURRING ON 11/02/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED
           ON THE NYSE.

      (2) PRICE EXCLUDES COMMISSION.